                                                                      EXHIBIT 23







                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-38118) pertaining to the LESCO, Inc. Stock Investment and Salary Savings Plan and Trust of our report dated June 22, 2000, with respect to the financial statements and schedule of the LESCO, Inc. Stock Investment and Salary Savings Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 1999.




                                           /s/ Ernst & Young LLP




Cleveland, Ohio
June 22, 2000